Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of
Trustees of
SSGA Active Trust

In planning and performing our audits of the financial statements of SSGA Active
Trust (the ?Trust?) (comprising,
respectively, SPDR? SSGA Multi-Asset
Real Return ETF, SPDR? SSGA Income
Allocation ETF, SPDR? SSGA Global
Allocation ETF, SPDR?
Blackstone/GSO Senior Loan ETF,
SPDR? SSGA Ultra Short Term Bond
ETF, SPDR? DoubleLine Total Return
Tactical ETF, SPDR? MFS Systematic
Core Equity ETF, SPDR? MFS
Systematic Growth Equity ETF, SPDR?
MFS Systematic Value Equity ETF,
SPDR? DoubleLine? Emerging
Markets Fixed Income ETF, SPDR?
DoubleLine? Short Duration Total
Return Tactical ETF and State Street
Disciplined Global Equity Portfolio) as
of and for the year/periods ended June
30, 2017, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Trust?s
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Trust?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2017.
This report is intended solely for the
information and use of management and
the Board of Trustees of SSGA Active
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.




		      /s/ Ernst & Young
LLP

Boston, Massachusetts
August 25, 2017